PURCHASE AGREEMENT

                                     between

                                  PETER ANSDELL
                                   ("Seller")

                             CHALONE WINE GROUP LTD.
                                    ("Buyer")

                                       and

                                 SHW EQUITY CO.
                                     ("SHW")



                              DATED: June 15, 1999




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                                                                        Page No.
PURCHASE AGREEMENT............................................................1


RECITALS OF FACT..............................................................1


ARTICLE I - PURCHASE AND SALE.................................................2

1.1 Stock Purchase............................................................2
1.2 SHW Equity Purchase Price.................................................2
1.3  Payoff Amount............................................................2
1.4 Hokuriku Amount...........................................................2
1.5 Ansdell Amount............................................................2

ARTICLE II - CLOSING..........................................................2

2.1 Closing...................................................................2
2.2 Sale and Purchase Agreement...............................................2

REPRESENTATIONS AND WARRANTIES OF SELLER......................................3

3.1 Capitalization of SHW.....................................................3
3.2 Stock Ownership of SHW....................................................3
3.3 Organization of SHW.......................................................3
3.4 Capitalization of the Company.............................................3
3.5 Stock Ownership of the Company............................................4
3.6 Organization of the Company...............................................4
3.7 Authority.................................................................4
3.8 Sale and Purchase Agreement...............................................5
3.9 Financial Statements......................................................5
3.10 Absence of Undisclosed Liabilities of SHW................................5
3.11 Absence of Undisclosed Liabilities of the Company........................5
3.12 Absence of Changes.......................................................5
3.13 Title to and Sufficiency of the Assets...................................5
3.14 Real Property............................................................6
3.15 Condition of Tangible Assets.............................................7
3.16 Agreements...............................................................7
3.17 Litigation...............................................................7
3.18 Compliance; Governmental Authorization...................................7
3.19 Employee Benefit Plans...................................................9
3.20 Customers and Suppliers..................................................9
3.21 Intellectual Property....................................................9
3.22 Insurance................................................................9
3.23 Inventories.............................................................10
3.24 Tax Matters.............................................................10
3.25 Books and Records.......................................................10
3.26 Transactions with Certain Persons.......................................11

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3.27 Accounts and Notes Receivable...........................................11
3.28 Year 2000 Compliance....................................................11
3.29 Brokers.................................................................11
3.30 Disclosure..............................................................12
3.31 Insurance...............................................................12
3.32. Survival...............................................................12
3.33 Best Knowledge of Seller................................................12
3.34 Current Operations of the Company.......................................12
3.35 Limit of Liability......................................................12

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF BUYER.........................12

4.1 Organization, Standing and Power.........................................13
4.2 Authority................................................................13
4.3 Investment Intent........................................................13
4.4 Brokers..................................................................13
4.5 Survival.................................................................13

ARTICLE V - COVENANTS OF SELLER..............................................13

5.1 Conduct of Business until Closing Date...................................14
5.2 Access to Properties and Records.........................................15
5.3 Advise of Changes........................................................16
5.4 Conduct..................................................................16
5.5 Approvals, Consents......................................................16
5.6 Insurance................................................................16
5.7 Further Assurances.......................................................16
5.8 Satisfaction of Conditions...............................................17
5.9 Confidentiality..........................................................17

ARTICLE VI - COVENANTS OF BUYER..............................................17

6.1 Confidentiality; Return of Documents.....................................17
6.2 Satisfaction of Conditions...............................................17
6.3 Advice of Changes........................................................17
6.4 Conduct..................................................................18
6.5 Approvals, Consents......................................................18

ARTICLE VII - CONDITIONS TO OBLIGATIONS OF BUYER.............................18

7.1 Accuracy of Representations and Warranties...............................18
7.2 Performance of Agreements................................................18
7.3 Performance of Sale and Purchase Agreement...............................18
7.4 Seller and SHW's Certificates............................................18
7.5 Opinion of Counsel.......................................................18
7.6 Consents, Authorizations.................................................19
7.7 Legislation..............................................................19
7.8 Corporate Records........................................................19
7.9 Good Standing Certificate................................................19

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7.10 Lien Releases...........................................................19
7.11 Interim Financials......................................................19
7.12 Due Diligence Inspection................................................19
7.13 Transfer Documents......................................................20
7.14 Title Report............................................................20
7.15 CLTA Owner's Policy.....................................................20
7.16 No Material Adverse Change..............................................20
7.17 Release.................................................................20
7.18 Resignation of Directors and Officers...................................20

ARTICLE VIII - CONDITIONS TO OBLIGATIONS OF SELLER...........................20

8.1 Accuracy of Representations and Warranties...............................20
8.2 Performance of Agreements................................................20
8.3 Officer's Certification..................................................21

ARTICLE IX - TERMINATION.....................................................21

9.1 Termination..............................................................21

ARTICLE X - INDEMNIFICATION..................................................21

10.1 Obligation of Seller to Indemnify.......................................21
10.2 Obligation of Buyer to Indemnify........................................23
10.3 Claims..................................................................23

ARTICLE XI - MISCELLANEOUS...................................................24

11.1 Expenses................................................................24
11.2 Binding Effect..........................................................24
11.3 Entire Agreement; Amendments............................................24
11.4 Headings................................................................24
11.5 Notices.................................................................24
11.6 Publicity...............................................................25
11.7 Counterparts............................................................25
11.8 Governing Law...........................................................25
11.9 Waivers.................................................................25
11.10 Attorneys' Fees........................................................25
11.11 Arbitration of Disputes................................................25

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                              PURCHASE AGREEMENT

         This PURCHASE AGREEMENT ("Agreement") is entered into as of June 15, 1999 (the "Effective Date") by and between Peter Ansdell, an individual ("Seller"), SHW Equity Co., a Washington corporation ("SHW") and Chalone Wine Group, Ltd., a California corporation ("Buyer").

                                RECITALS OF FACT

         A. SHW owns 100% of the authorized, issued, and outstanding capital stock (the "Winery Stock") of Staton Hills Winery Company Limited, a Washington corporation (the "Company").

         B. Seller owns 100% of the outstanding capital stock of SHW (the "Ansdell Stock") and has acted as the President and Chief Executive Officer of the Winery (defined below) since approximately May 1992.

         C. The Company presently owns and operates a winery known as the Staton Hills Winery located at 71 Gangl Road, Wapato, Washington 98951 (the "Winery"). The improvements located at the Winery include the vineyards, a building housing an office, tasting room and production area, a service and tool shed and all other improvements and fixtures located at the Winery (such buildings and structures are collectively referred to herein as the "Improvements"). The Winery is located on approximately 21 acres of real property located in the county of Yakima, in the State of Washington, which is more particularly described on Exhibit A attached hereto (the "Land"). The Land and the Improvements are collectively referred to herein as the "Real Property." The Company also owns or leases equipment, fixtures, motorized vehicles, tools, supplies, inventory (including bulk wine and case goods), accounts receivable, trade names, trademarks, books, records, permits, and all other tangible and intangible personal property located on the Land or owned or used in connection with the Company's operations (collectively the "Assets").

         D. Buyer is willing to purchase of Seller, and Seller is willing to sell to Buyer, the Ansdell Stock, and SHW is willing to issue to Buyer 48,000 additional shares of SHW's common stock ("the New Issue"), pursuant to the terms of this Agreement. The Ansdell Stock and the New Issue are referred to collectively herein as the "SHW Stock."

         NOW THEREFORE, incorporating the Recitals of Fact, and in consideration of the mutual covenants and considerations set forth in this Agreement, the parties hereby agree to enter into this Agreement on the terms set forth herein.

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                                    ARTICLE I
                                PURCHASE AND SALE

         1.1 Stock Purchase. Upon the terms and subject to the conditions of this Agreement, on the Closing Date (as defined below), Seller shall sell, assign, transfer and deliver to Buyer, and Buyer shall purchase and accept from Seller, the Ansdell Stock in exchange for payment by Buyer of the Ansdell Amount, and SHW shall issue and assign to Buyer, and Buyer shall purchase and accept from SHW, the SHW Stock in exchange for payment by Buyer of the SHW Equity Purchase Price, the Payoff Amount and the Hokuriku Amount, each as set forth below. The total purchase price hereunder for the Ansdell Stock and the SHW Stock shall be Six Million One Hundred Twenty Five Thousand Dollars ($6,125,000) (the "Stock Purchase Price").

         1.2 SHW Equity Purchase Price. Simultaneously with payment of the Stock Purchase Price, SHW shall pay, or, at SHW's option, Buyer shall pay and deduct from the Stock Purchase Price, the Payoff Amount and the Hokuriku Amount by wire transfer to the accounts designated on Schedule 1, attached hereto.

         1.3 Payoff Amount. SHW shall pay Three Million Dollars ($3,000,000) (the "Pay-off Amount") to the Bank of Tokyo-Mitsubishi by wire transfer to the account designated on Schedule 1, attached hereto.

         1.4 Hokuriku Amount. SHE shall pay Three Hundred Thousand Dollars ($300,000) (the "Hokuriku Amount") to the Hokuriku Coca-Cola Bottling Co. Ltd. ("Hokuriku") by wire transfer to the account designated on Schedule 1, attached hereto.

         1.5 Ansdell Amount. One Hundred Thousand Twenty Five Dollars ($125,000) (the "Ansdell Amount") shall be retained by the Buyer and applied towards any indemnification obligations of Seller pursuant to Article X of this Agreement. Any remaining portion of the Ansdell Amount shall be delivered to Seller upon the expiration of Seller's indemnification obligations.

                                   ARTICLE II
                                     CLOSING

         2.1 Closing. If each party's preconditions to closing hereunder have been satisfied or waived, the closing of the stock purchase contemplated hereby ("Closing") shall take place at the offices of R. Corbin Houchins, 3600 Columbia Center, 701 Fifth Avenue, Seattle, Washington 98104 on June 11, 1999 or such other time and/or place as may be agreed by the parties. The date on which Closing occurs is herein referred to as the "Closing Date."

         2.2 Sale and Purchase Agreement. Closing hereunder shall occur simultaneously with transfer of all outstanding shares of the Company to SHW, as contemplated by that certain Agreement for Sale and Purchase of Shares of Stock, dated December 21, 1998, by and between Hokuriku and SHW, as amended (the "Sale and Purchase Agreement"), provided, however, that

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the transfer of shares  contemplated under the Sale and Purchase Agreement shall be deemed to have occurred immediately prior to Closing hereunder.


                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Except as set forth in the disclosure schedule ("Disclosure Schedule") attached hereto as Exhibit B, Seller and SHW represent and warrant to Buyer as follows, and such representations and warranties shall be true as of the date hereof and as of the Closing Date:

         3.1 Capitalization of SHW. Upon completion of Closing, the SHW Stock shall consist of 49,000 shares, and all SHW Stock shall be duly authorized, validly issued, fully paid, and non-assessable, and there shall be no outstanding security convertible into or exchangeable for SHW Stock, option, warrant, put, call, or other right to purchase or subscribe to SHW Stock, or contract, commitment, agreement, understanding, or arrangement of any kind relating to the issuance or disposition of SHW Stock or the issuance or disposition of any security convertible into or exchangeable for SHW Stock.

         3.2 Stock Ownership of SHW. All of the Ansdell Stock shall be directly owned by Seller as of the Closing Date. All of the SHW Stock shall be free and clear of all liens, encumbrances, security interests, charges, pledges, options, restrictions on transfer, rights of refusal, or other adverse claims of any kind. No person shall own or have any beneficial interest in any of the SHW Stock except Seller. Seller shall have good and marketable title to the Ansdell Stock. Neither Seller nor SHW has transferred, issued, or assigned, or entered into any agreement or understanding to transfer, issue, or assign, any of the SHW Stock or any of the voting rights pertaining thereto, except for the issue of the Ansdell stock to Seller and the undertakings of Seller and SHW hereunder to transfer, issue, or assign the SHW stock to Buyer.

         3.3 Organization of SHW. SHW is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington and has all requisite power and corporate authority to own, lease, and operate its properties and to carry on its business as now being conducted. SHW is duly qualified and in good standing to do business in every jurisdiction in which such qualification is necessary because of the nature of the business conducted by SHW. Seller has delivered or shall deliver prior to the Closing to Buyer complete and correct copies of the Articles of Incorporation and Bylaws (collectively, the "Organizational Documents") of SHW as amended to the date thereof. SHW has no ownership interest in any other corporation, partnership, limited liability company, or any other entity.

         3.4 Capitalization of the Company. As of the Closing Date, the Winery Stock shall consist of 12,000 shares of common stock of the Company, all of which shall be duly authorized, validly issued, fully paid, and non-assessable, and there shall exist no outstanding security convertible into or exchangeable for Winery Stock; no option, warrant, put, call or other right to purchase or subscribe to Winery Stock; no contract, commitment, agreement, understanding, or arrangement of any kind, other than this Agreement and the Sale and Purchase Agreement,

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affecting  the  issuance  or  disposition  of  Winery  Stock;  and no  contract, commitment, agreement, understanding, or arrangement of any kind calling for the creation or issuance of any security convertible into or exchangeable for Winery Stock.

         3.5 Stock Ownership of the Company. All of the issued and outstanding Winery Stock shall be directly owned by SHW upon completion of Closing, free and clear of all liens, encumbrances, security interests, charges, pledges, options, restrictions on transfer, rights of refusal or other adverse claims of any kind. No person shall own or have any beneficial interest in the Winery Stock except SHW. SHW shall have good and marketable title to the Winery Stock. Except as expressly set forth in the Disclosure Schedule, SHW has not transferred or assigned, or entered into any agreement or understanding to transfer or assign, any of the Winery Stock or any of the voting rights pertaining thereto.

         3.6 Organization of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington and has all requisite power and corporate authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified and in good standing to do business in every jurisdiction in which such qualification is necessary because of the nature of the business conducted by it. Seller has delivered or shall deliver prior to the Closing to Buyer complete and correct copies of the Articles of Incorporation and Bylaws (collectively, "the Organizational Documents") of the Company as amended to the date thereof. The Company has no ownership interest in any other corporation, partnership, limited liability company, or other entity.

         3.7 Authority. Seller and SHW have the power, corporate authority, and capacity to enter into, and consummate the sale and other transactions contemplated by, this Agreement. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, as applicable, on the part of Seller and SHW. This Agreement has been duly and validly executed and delivered by Seller and SHW and is a valid and binding obligation of Seller and SHW, enforceable in accordance with its terms. Neither the execution, delivery and performance of this Agreement by Seller and SHW, the consummation by Seller or SHW of the transactions contemplated hereby, nor compliance by Seller or SHW with any of the provisions hereof will (i) conflict with or result in a breach of any provision of the Organizational Documents or SHW's Articles of Incorporation or Bylaws, (ii) cause a default (or give rise to any right of termination, cancellation, or acceleration) under any of the terms, conditions or provisions contained in any note, bond, lease, mortgage, indenture, license, warranty or other instrument or agreement to which the SHW or the Company is a party that would affect Buyer or the operations of SHW or the Company, or by which SHW or the Company or any of its properties or assets is or may be bound or benefited, or (iii) violate any law, statute, rule or regulation or any order, writ, judgment, injunction or decree applicable to SHW, Seller, the Company or any of their properties or assets. No consent or approval by, or any notification of or filing with, any public body or authority is required in connection with the execution, delivery and performance by Seller or SHW of this Agreement, or the consummation by Seller or SHW of the transactions contemplated hereby.

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         3.8  Sale and  Purchase  Agreement.  Seller  has  delivered  a true and complete copy of the Sale and Purchase Agreement to Buyer. There is no existing default, no event has occurred that after notice or lapse of time, or both, will constitute default, under the Sale and Purchase Agreement.

         3.9  Financial Statements.

                  3.9.1  Exhibit  C  attached  hereto  contains  copies  of  the financial  statements  of  the  Company  as of the  conclusion  of  each  of the
Company's three most recently completed fiscal years and the balance sheet of the Company for the first four calendar months of 1999 ("the Balance Sheet"). The term "Balance Sheet Date" means 30 April 1999. The materials set forth in said Exhibit C are referred to herein collectively as "the Financial Statements."

                  3.9.2 Except as otherwise noted in the Financial Statements, the Financial Statements are in all material respects accurate and complete, and fairly present the financial position of the Company and the results of its operations as of the dates thereof and for the periods set forth therein, in conformity with generally accepted accounting principles applied on a consistent basis.

         3.10 Absence of Undisclosed Liabilities of SHW. As of the Closing Date SHW has no liabilities or obligations of any nature.

         3.11 Absence of Undisclosed Liabilities of the Company. At the Balance Sheet Date and at the Closing Date (i) the Company has no material liabilities or obligations of any nature (matured or not matured, fixed or contingent) that were not provided for or disclosed in the Disclosure Schedule or in the Financial Statements, except for those not required under generally accepted accounting principles to be stated therein, (ii) all reserves and allowances provided on the Balance Sheet were adequate for the purposes indicated therein, and there were no loss contingencies, as that term is used in Statement of Financial Accounting Standards No. 5, issued by the Financial Accounting Standards Board ("FASB"), that were not adequately provided for in the Balance Sheet. For purposes of this Agreement, "material" shall mean involving over $10,000.00 or materially affecting the ongoing business or prospects of the Company.

         3.12 Absence of Changes. Since the Balance Sheet Date, the Company's business has been operated in the ordinary course and there has not been any material adverse change in the condition (financial or otherwise) of the Company, any other assets of the Company, liabilities, earnings or business of the Company, and the Company has not paid any dividends, made any distributions, or paid any directors' fees.

         3.13 Title to and Sufficiency of the Assets. Except as disclosed in the Financial Statements and the Disclosure Schedule, Company has good and marketable title to all of the Assets, free and clear of all mortgages, liens, pledges, charges, security interests, easements, licenses, rights of way, options, rights of first refusal, conditions, restrictions or encumbrances of any kind or character, whether or not relating to the extension of credit or the borrowing of money (collectively, "Encumbrances"). The Assets comprise all personal property and rights necessary for the operations of the Company as currently operated. The Company has performed

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all the  obligations  required to be  performed by it with respect to all Assets leased by it through the Closing Date.

         3.14 Real Property. Except as otherwise described on the Disclosure Schedule or the Title Insurance Report to Buyer by First American Title Company ("the Title Insurance Company") order number K-108573DR ("the Title Insurance Report") with respect to the Real Property:

                  3.14.1 The Company owns all of the Real Property in fee simple and such Real Property is free and clear of any Encumbrance, and the Company has adequate rights of ingress and egress to the Real Property for all purposes necessary for its operations.

                  3.14.2 There are no pending, or to the Best Knowledge of Seller (as defined in Section 3.33) condemnation proceedings, lawsuits, claims of violation of applicable law, or administrative actions relating to the Real Property or other matters affecting adversely the current use, occupancy, or value of the Real Property.

                  3.14.3 The Real Property does not serve any adjoining real property for any purpose inconsistent with the current use of the Land by the Company, and the Real Property is not located within any flood plain or to the Best Knowledge of Seller, is subject to any similar type of restriction, any permits or licenses necessary for the use of which have not been obtained.

                  3.14.4 There are no leases, subleases, licenses, concessions, or other agreements, written or oral, granting to any person the right of use or occupancy of any portion of the Real Property.

                  3.14.5 There are no outstanding options or rights of first refusal to purchase or lease the Real Property, any portion thereof, or any interest therein.

                  3.14.6 No person or entity other than the Company is in possession of the Real Property.

                  3.14.7 The Company is not restricted in any adverse way in the current use of its water rights, water supply, or mineral rights, and such water rights and supply are sufficient for the current operations of the Company.

                  3.14.8 The Improvements have received all approvals of governmental authorities (including certificates of occupancy, permits, and licenses) required in connection with the ownership and operations of the Company and have been operated and maintained in substantial compliance with all applicable legal requirements.

                  3.14.9 To the Best Knowledge of the Seller, the Improvements are structurally sound with no defects;

                  3.14.10 The Improvements are supplied with utilities and other services reasonably necessary for the current operations of the Company with respect thereto, including

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any necessary gas, electricity, water (including without limitation, the use and right to a water supply sufficient for the current operations of the Company), irrigation, sanitary and wastewater disposal;

                  3.14.11 Neither Seller nor SHW has observed evidence of material infestation by phylloxera or material effects of other diseases or pests on the Land.

         3.15 Condition of Tangible Assets. The Disclosure Schedule contains a listing of all fixed assets and tangible personal property, other than inventories, owned by the Company and a list of all leases or other material agreements under which the Company is lessee of or holds or operates any items of machinery, equipment, motor vehicles, office furniture, computer software, fixtures or other tangible personal property owned by any third party. All such personal property (both owned and leased) is in good operating condition and repair, normal wear and tear excepted, and is adequate and suitable to permit the Company to continue operating the Company in the ordinary course.

         3.16 Agreements. The Company has delivered to Buyer true and accurate copies of all material contracts, agreements and instruments to which the Company or SHW is a party , or materially complete descriptions of oral agreements. The Company and SHW are not in material default under any material contract, and Seller has no knowledge of any default by other parties under such contracts.

         3.17 Litigation. There are (i) no audits, inspections, actions, suits, claims, investigations or legal, administrative or arbitration proceedings pending or, to the Best Knowledge of Seller, threatened against the Company or SHW whether at law or in equity, whether civil or criminal in nature or whether before or by any Federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, nor, to the Best Knowledge of Seller, does any basis exist therefor; (ii) no judgments, decrees, injunctions or orders of any court, governmental department, commission, agency, instrumentality or arbitrator against the Company or SHW; or
(iii) no proceedings under any bankruptcy or insolvency laws have been commenced by or against the Company, Seller or SHW which has not been terminated; no general assignment for the benefit of creditors has been made by the Company, Seller or SHW; and no trustee or receiver of the Company, Seller or SHW's property has been appointed.

         3.18 Compliance; Governmental Authorization.

                  3.18.1 In all material respects, the Company and Seller have complied and are currently in compliance with all Federal, state, territorial and local laws, ordinances, regulations or orders applicable to the Real Property, and the Company, including, by way of description, and not limitation, matters relating to the environment, usage of the Real Property, the production, storage and marketing of any wine, anti-competitive practices, discrimination, employment, health and safety, state, federal and local taxes, issuance of securities, customs duties and requirements and foreign practices. The Company has all Federal, state, territorial, local and foreign governmental licenses and permits necessary in the conduct of its business as presently conducted, which licenses and permits are in full force and effect. No violations are

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outstanding  or uncured  with  respect to any such  licenses  or permits  and no proceeding is pending or, to the Best Knowledge of Seller, threatened to revoke or limit any of the licenses or permits.

                  3.18.2 (b) Seller has delivered to Buyer a true and accurate list of all of the aforesaid governmental licenses and permits, consents, orders, decrees and other compliance agreements under which the Company is operating or bound, and the Seller has furnished to Buyer true, complete and correct copies thereof.

                  3.18.3 (c) Seller has furnished to Buyer copies of all reports of inspections of the Company from 1 January 1996, through the date hereof under OSHA, U.S. EPA and under all other applicable Federal, state and local health and safety or environmental laws and regulations. The deficiencies, if any, noted on such reports have been corrected.

                  3.18.4  As used in this Agreement:

                          "Hazardous  Substance" shall mean any substance:  that
now is defined as a hazardous or toxic waste or substance or is regulated, governed by, or the handling of which requires investigation or remediation by any governmental authority or instrumentality or under any law, regulation, rule or order, or any amendment thereto, including the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. ss.9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. ss.6901 et seq.; and any applicable law of the State of Washington or that is otherwise toxic, explosive, ignitable, corrosive, reactive, flammable, infectious, mutagenic, radioactive, carcinogenic, a pollutant or contaminant, dangerous or otherwise hazardous, including gasoline, diesel, petroleum hydrocarbons, polychlorinated biphenyls
(PCBs), asbestos, radon, urea formaldehyde or underground storage tanks associated with any Hazardous Substance.

                          "Environmental  Laws"  shall  mean all  present  laws,
regulations, rules, policies, orders, permits, licenses, approvals, authorizations and other requirements of any kind applicable to Hazardous Substances, including common law tort principles (such as public and private nuisance and strict liability for conducting abnormally dangerous activities) and covenants, conditions and restrictions.

                  3.18.5 No asbestos-containing materials have been or are installed or exposed in any of the Improvements, through demolition, renovation or otherwise, at any time during or prior to the Company's occupancy of the Real Property, (ii) no electrical transformers or other equipment containing PCB's are or have been located on the Real Property at any time during or prior to the Company's occupancy of the Real Property, (iii) no above-ground or underground storage tanks for gasoline, heating oil or diesel fuel or any other substances are or have been located on or under the Real Property at any time during or prior to the Company's occupancy of the Real Property, (iv) except as set forth in the Disclosure Schedule, no Hazardous Substances have been or are presently located on, in or under the Real Property or have affected the Real Property or any surface waters or ground waters on or under the Real Property at any time during or prior to the Company's occupancy of the Real Property, and (v) the Real Property has not been designated as "hazardous waste property" or "border zone property" under the provisions of the environmental laws of the State of Washington or any regulation adopted in accordance therewith, and to the Best Knowledge of Seller there has been no occurrence or condition on any real property adjoining or in the vicinity of the Real Property that could cause the Real Property or any part thereof to be designated as "hazardous waste property" or "border zone property." To the extent that the representations and warranties set forth in this Section 3.13(e) relate to periods of time prior to the Company's ownership of the Real Property, such representations and warranties shall be to the Best Knowledge of Seller.

         3.19 Employee Benefit Plans. Seller has furnished to the Buyer lists of all "employee pension benefit" plans (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), all "employee welfare benefit" plans (as defined in Section 3(1) of ERISA) and any other qualified or non-qualified plans, programs or letters of commitment promising current or future benefits or deferred compensation maintained by the Company as well as any oral or written employment contract between the Company and its employees.

         3.20 Customers and Suppliers. Seller has furnished to Buyer a true and complete list of the grape and bulk wine suppliers (in dollar volume, tonnage and variety) of the Company's operations during the calendar years 1997 and 1998, including the amount purchased from each during such period, plus the ten largest other suppliers to the Company (in dollar volume). All market reports, product surveys and customer surveys, which have been conducted by or for the Company since 1 January 1996, if any, have been provided to Buyer.

         3.21 Intellectual Property. The Seller has furnished to Buyer a list of all material intellectual property rights used by the Company or used in connection with the Company's operations, including without limitation all such patents, patent applications, trade names, fictitious or assumed names, trademarks, trademark applications, service marks, service mark applications, copyrights, copyright applications, patterns, inventions, trade secrets, proprietary processes and formulae, license agreements, and all other similar proprietary rights, whether patentable or unpatentable (collectively, the "Intellectual Property"). The Company owns or possesses adequate licenses or other rights to use all Intellectual Property necessary to conduct its business as now operated. All of such Intellectual Property is owned outright by the Company except as is otherwise specifically noted in said list. To the Best Knowledge of Seller, there is no infringement, misappropriation or other misuse being made by any other party of the Intellectual Property. No claim is pending, or, to the Best Knowledge of Seller, threatened to the effect that the present or past operations of the Company infringes or conflicts with the asserted rights of others in respect of any Intellectual Property, and no claim is pending or, to the Best Knowledge of Seller, threatened to the effect that any of such Intellectual Property is invalid or unenforceable.

         3.22 Insurance. Seller has furnished to Buyer a list of all policies of liability, theft, fidelity, life, fire, product liability, worker's compensation, health and other forms of insurance held by the Company (specifying the insurer, insured, amount of coverage, type of insurance, policy number and any pending claims thereunder). The Company has not, during the last three fiscal years, been denied or had revoked or rescinded any policy of insurance.

         3.23 Inventories. contains a true and complete list of the case goods and bulk wine inventory of the Company as of the Balance Sheet Date. The inventory value as shown on the Balance Sheet has been determined in accordance with the normal valuation policy of the Company, consistently applied and in accordance with generally accepted accounting principles but without LIFO adjustment. The inventories (and items of inventory acquired or manufactured subsequent to the Balance Sheet Date) consist only of items of quality and quantity commercially usable and salable in the ordinary course of business, except for any items of obsolete material or material below standard quality, all of which have been written down to realizable market value, or for which adequate reserves have been provided, and the present quantities of all inventories are reasonable in the present circumstances of the Company.

         3.24 Tax Matters.

                  3.24.1 For purposes of this Agreement, the term "Taxes" means all taxes of any kind or nature, including but not limited to U.S., state, local and foreign income taxes, wine taxes, withholding taxes, branch profit taxes, gross receipts taxes, franchise taxes, sales and use taxes, business and occupation taxes, property taxes, VAT, custom duties or imposts, stamp taxes, excise taxes, payroll taxes, intangible taxes and capital taxes and any penalties or interest thereon.

                  3.24.2 The Company has filed within the time and in the manner prescribed by law all tax returns and reports required to be filed by it under the laws of the United States and each state or other jurisdiction, domestic or foreign, in which it conducts business activities requiring the filing of tax returns or reports. The Company has established adequate accruals in the Balance Sheet with respect to all Taxes.

                  3.24.3 Except as set forth in the Disclosure Schedule, there are no tax liens, whether imposed by the United States, any state, local, foreign or other taxing authority, outstanding against the Company or any of the Assets.

                  3.24.4 Except as set forth in the Disclosure Schedule, all Taxes and assessments that the Company is required to withhold or to collect have been duly withheld or collected and all withholdings and collections have either been duly and timely paid over to the appropriate governmental authorities or are, together with the payments due or to become due in connection therewith, duly reflected on the Balance Sheet in accordance with generally accepted accounting principles.

                  3.24.5 Seller is not a "foreign person" within the meaning of IRC Section 1445(f)(3).

         3.25 Books and Records. The books of account and other corporate financial records of the Company are in all material respects complete and correct, have been maintained in accordance with good business practices and matters contained therein are appropriately and accurately reflected in the Financial Statements. All historical records, including, without limitation, records concerning sales, production, vineyards, grape purchases and regulatory matters, are in all material respects complete and correct and have been maintained in accordance with good business practices.

         3.26 Transactions with Certain Persons. Except as set forth in the Disclosure Schedule, neither any officer, director, shareholder, or employee of the Company or SHW nor any member of any such person's immediate family is presently a party to any transaction with the Company relating to the Company's operations, including without limitation, any contract, agreement or other arrangement (i) providing for the furnishing of services by, (ii) providing for the rental of real or personal property from, or (iii) otherwise requiring payments to (other than for services as officers, directors or employees of the Company) any such person or corporation, partnership, trust or other entity in which any such person has a substantial interest as a shareholder, officer, director, trustee or partner. Except as set forth in the Disclosure Schedule, all such contracts, agreements or other arrangements are arms-length.

         3.27 Accounts and Notes Receivable. Seller has furnished to the Buyer a true aged list of unpaid accounts and notes receivable owing to the Company from third parties as of the Balance Sheet Date. All unpaid accounts and notes receivable outstanding at the date hereof constitute, and those outstanding at the Closing Date will constitute, valid and enforceable claims arising in bona fide transactions in the ordinary course of business, except to the extent of returns and disputes arising in the ordinary course of business and except as enforceability is limited by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or similar laws affecting the enforcement of creditors rights generally. There is (i) no account or note debtor who has refused or, to the Best Knowledge of Seller, threatened to refuse to pay its obligations or who has, to the Best Knowledge of Seller, threatened to set-off such obligations for any reason, (ii) no account or note debtor who is, to the Best Knowledge of Seller, insolvent or bankrupt and (iii) no account or note receivable is, to the Best Knowledge of Seller, pledged to any third party.

         3.28 Year 2000 Compliance. The Information Technology (as defined below) of the Company is Year 2000 Compliant. "Year 2000 Compliant" means with respect to the Company's Information Technology, the Information Technology is designed to be used prior to, during and after the calendar year 2000 A.D., and the Information Technology used during each such time period will accurately receive, provide and process date/time data (including but not limited to, calculating, comparing and sequencing) from, into and between the 20th and 21st centuries, including the years 1999 and 2000, and leap year calculations and will not malfunction, cease to function or provide invalid or incorrect results as a result of date/time data, to the extent that other Information Technology, used in combination with the Information Technology being acquired, properly exchanges date/time data with it. "Information Technology" shall include computer software, computer firmware, computer hardware (whether general or specific purpose), and other similar or related items of automated, computerized, or software system(s) that are use or relied on by the Company in the conduct of its operations.

         3.29 Brokers. Seller has not employed any broker or finder in connection with the transactions contemplated by this Agreement. Seller shall indemnify, defend and hold Buyer harmless from any and all claims or losses relating to brokerage fees, commissions or finder's, fees owed or claimed to be owed to any broker or finder engaged or claimed to be engaged by Seller.

         3.30 Disclosure. Neither this Agreement (including the Disclosure Schedule) nor any other document, certificate or written statement furnished to Buyer by or on behalf of Seller or SHW in connection with the transactions contemplated hereby, when considered in the aggregate with all other such documents, certificates or statements, contains any misstatement of a material fact or omission of a material fact necessary in order to make the statements contained herein and therein not misleading.

         3.31 Insurance. Seller represents to Buyer that the Improvements are presently insured in an amount reflected on the policies designated in the Disclosure Schedule.

         3.32. Survival. All representations and warranties contained herein shall survive the Closing and shall terminate on the first anniversary of the Closing. After termination, no indemnity, representation or warranty shall be the basis of any cause of action or any excuse for nonperformance of an undertaking.

         3.33 Best Knowledge of Seller. Seller represents and warrants that each time a representation and warranty is based on "Best Knowledge" that means to the knowledge of a reasonable person in Seller's position, in each case after reasonable inquiry as to the subject matter involved.

         3.34 Current Operations of the Company. Seller represents and warrants that each time a representation and warranty references the current or continued operations of the Company, such operations of the Company shall include cultivation of the Company's vineyards.

         3.35 Limit of Liability. Neither SHW, nor Seller shall be liable for any breach of warranty, representation, covenant or other promise except to the extent the damage to Buyer as a result from such breach and all other breaches exceeds, cumulatively, $10,000.00. Seller's liability for breaches of representations and warranties, whether as party hereto, as principal, as agent, arising from the holding of any office, directorship, shares of stock, or other rights related to SHW or the Company, as fiduciary, as indemnitor, derivative, or on any other basis whatsoever, shall not exceed the Ansdell Amount. Without limiting the generality of the foregoing, neither SHW nor Seller shall be liable for any misstatement or omission with respect to any fact that is actually known to Buyer in its correct and complete form or that would have been known to Buyer but for Buyer's negligence.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller as follows:

         4.1 Organization, Standing and Power. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

         4.2 Authority. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly and validly executed and delivered by Buyer and is a valid and binding obligation of Buyer, enforceable in accordance with its terms. Neither the execution, delivery and performance of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by Buyer with any of the provisions hereof will (a) conflict with or result in a breach of any provision of its Articles of Incorporation or By-laws, (b) cause a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any agreement, instrument or obligation to which Buyer is a party, or by which any of its properties or assets may be bound, or (c) violate any statute, rule or regulation or judgment, order, writ, injunction or decree of any court, administrative agency or governmental body, in each case applicable to Buyer or any of its properties or assets. No filing with, and no permit, authorization, consent or approval of, any public body or authority is necessary for the consummation by Buyer of the transactions contemplated by this Agreement.

         4.3 Investment Intent. Buyer is acquiring the Winery Stock for investment without a view to the sale, distribution, subdivision, transfer or fractionalization thereof. Buyer acknowledges that the Winery Stock has not been registered under the Securities Act of 1933 or any state securities law and there is no commitment to register the Winery Stock, and (b) cannot be resold, unless it is subsequently registered or an exemption from registration is available.

         4.4 Brokers. Buyer has not employed any broker or finder in connection with the transactions contemplated by this Agreement. Buyer shall indemnify, defend and hold Seller harmless from any and all claims or losses relating to brokerage fees, commissions or finder's fees owed or claimed to be owed to any broker or finder engaged or claimed to be engaged by Buyer.

         4.5 Survival. All representations and warranties of Buyer contained herein shall survive the Closing and shall terminate on the first anniversary of the Closing.

                                    ARTICLE V
                               COVENANTS OF SELLER

         Seller hereby covenants and agrees with Buyer as set forth below. The covenants of Seller affect the operations of the Company prior to Closing.

         5.1 Conduct of Business until Closing Date. Except as permitted or required hereby or as Buyer may otherwise consent in writing, between the date hereof and the Closing Date, Seller shall or shall use his best efforts to cause the Company to:

                  (a) operate the business of the Winery only in the usual, regular and ordinary manner as such business was conducted prior to the Balance Sheet Date and, to the extent consistent with such operation, use its best efforts to (i) preserve the present business organizations of the Winery intact, and (ii) preserve the present business relationship of the Winery with customers, suppliers, and others having business dealings with it; provided, however, that the Company shall not enter into or terminate any material contracts, including grape purchase agreements, and shall not sell any of its inventory in bulk without the prior written consent of Buyer;

                  (b) maintain all properties necessary for the conduct of the business of the Winery, whether owned or leased, in substantially the same condition as they now are (reasonable wear and tear which are not such as to materially adversely affect the operations of the Company and damage due to unavoidable casualty excepted) and, in the event that any Asset is damaged by any casualty prior to the Closing Date, Seller shall, at his option to the extent such damage is not covered by insurance, restore such asset to its condition prior to such damage, or replace it with another item of like quality and condition or reduce the Stock Purchase Price, as the case may be, by the amount of such loss;

                  (c) maintain the books, records and accounts of the Company and the Winery in the usual, regular and ordinary manner, on a basis consistent with prior periods;

                  (d) duly comply in all material respects with all laws applicable to the conduct of the Company's business;

                  (e) perform all of the material obligations of the Company (including the payment of tax liabilities) without default;

                  (f) unless it first receives Buyer's written consent, which may be withheld in Buyer's sole discretion, not (i) encumber, mortgage, or voluntarily subject to lien any of the Assets; (ii) convey, transfer or acquire any material asset or property or any portion thereof other than in the usual and ordinary course of business, provided that any capital expenditure in excess of $5,000 shall be deemed outside the ordinary course of business; (iii) incur any material fixed or contingent obligation other than in the usual and ordinary course of business or increase any such obligation; (iv) issue any equity in the Company; nor (v) enter into any lease or other obligation which is not terminable on thirty (30) days' notice without penalty or payment;

                  (g)  promptly  give  Buyer  written   notice  of  any  damage,
individually or in the aggregate, in an amount greater than $5,000 to the Assets;

                  (h) unless it first receives Buyer's written consent, not adopt, announce nor implement any promotional programs, except for any in progress as of the date hereof;

                  (i) not grant any power of attorney with respect to the business, properties or assets of the Company; and

                  (j) not make any distribution or dividends to its shareholders, or value any payments of any kind to directors or make any bonus, pension, retirement or insurance payment or arrangement to or with any employee or consultant except those that may have been accrued as of the Balance Sheet Date or increase the level of compensation payable to any employee or consultant.

         5.2 Access to Properties and Records. Seller shall give to Buyer and to its counsel, accountants, and other representatives reasonable access during normal business hours to the properties, personnel, books, tax returns, contracts, commitments and records of the Company and the right to make copies thereof. Seller will furnish to Buyer and such representatives all such additional documents and financial and other information as Buyer or its representatives may from time to time reasonably request and permit Buyer and such representatives to examine all records and working papers relating to the preparation, review and audits of the financial statements and tax returns of the Company.

         Buyer shall have the right to inspect and investigate the Real Property and all improvements thereon as well as the bulk and bottled wine and the condition of the vineyards included in the Assets, including roof, plumbing, soils tests, electrical, sprinkler, water, sewer, engineering studies, heating and air conditioning system or systems, and structural integrity of the Improvements (including structural pest control reports), measurement of the square footage of the Real Property (including land and any improvements), legal status and requirements pertaining to the Real Property (including building codes, zoning, environmental, public health and fire safety laws), hazardous substance inspections including preparation of an environmental assessment, suitability of the Real Property for Buyer's purposes and all other matters of significance to Buyer. Buyer will provide Seller a copy of any assessment or report promptly upon receipt. Buyer agrees to keep the results of such testing and inspections confidential, except to the extent that disclosure is required by law (in which case, Buyer will notify Seller prior to making any such disclosure). Buyer shall order and pay all costs and expenses with respect to such inspections and investigations.

         Seller shall promptly provide Buyer with a copy of each:

                  (a) Copies of all service, maintenance, farming, management and other contracts and agreements, if any, related to the operation and management of the Winery or Real Property.

                  (b) Copies of all soils, engineering and environmental reports relating to the Real Property, if any, in the Seller's possession.

                  (c) Copies of all equipment leases and all material amendments thereto.

                  (d) Any document referenced in the Disclosure Schedule.

         5.3 Advise of Changes. Between the date hereof and the Closing Date, Seller shall advise Buyer promptly in writing of any fact of which they become aware, which, if known at the date hereof, would have been required to be set forth or disclosed in or pursuant to this Agreement.

         5.4 Conduct. Except as permitted or required hereby or as Buyer may otherwise consent in writing, Seller shall not enter into any transaction, take any action, or fail to take any action, which would result in any of the representations and warranties contained in this Agreement not being true and correct at and as of the time immediately after such transaction has been entered into or such event has occurred and on the Closing Date. From the date of this Agreement until either the Closing or the termination of this Agreement, Seller agrees that he shall not solicit, negotiate, encourage, initiate or otherwise participate in any discussions, or provide information to any third party, with respect to the sale of any of the Winery Stock, or any merger, business combination, or similar transaction involving the Company.

         5.5 Approvals, Consents. Except as otherwise disclosed in the Disclosure Schedule, Seller shall obtain in writing prior to the Closing Date all approvals, consents and waivers, required to be obtained by him in order to effectuate the transactions contemplated hereby, and shall deliver to Buyer copies thereof, reasonably satisfactory in form and substance to Buyer. Approvals required of Seller cannot, without the written consent of Buyer, be obtained at a cost or other adverse consequence to Buyer or the Company.

         5.6 Insurance. Seller agrees to maintain the insurance policies in effect for the Improvements through the Closing Date, and upon Buyer's request, to provide Buyer a certificate of such insurance.

         5.7 Further Assurances. Seller shall at any time and from time to time, both before and after the Closing, upon the request of Buyer but at no cost or expense to Seller, (a) do, execute, acknowledge and deliver, and cause to be done, executed, acknowledged or delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney or assurances as may be reasonably required for the better transferring, assigning, conveying, granting, assuring and confirming to Buyer, or for aiding and assisting in the collection of or reducing to possession by Buyer, of the SHW Stock or to vest in Buyer good, valid and marketable title to the SHW Stock and otherwise to consummate the transactions contemplated by this Agreement; (b) cooperate and assist Buyer or the Winery in connection with any tax, environmental or other governmental audit and any litigation or claims related to the business or assets of the Company through the Closing Date; and (c) promptly convey to Buyer after receipt of any payments, correspondence or notices relating to the Winery or any of the Real Property; provided that Seller shall be entitled to be reimbursed for any material expense and to be compensated for material amounts of time resulting directly from Buyer's request.

         5.8 Satisfaction of Conditions. Seller shall take all actions and execute all documents required for the satisfaction, to the extent within the control of Seller, of the conditions to Closing set forth in Articles VII and VIII below.

         5.9 Confidentiality. Seller will keep in confidence all proprietary and financial information of Buyer or the Company all information concerning the terms and conditions of this Agreement and will not, except to the extent required by law or to the extent any such information is otherwise publicly available, without the prior written consent of Buyer, reveal any such financial or proprietary information to any third party other than counsel, accountants or experts retained by Buyer who shall be bound by the same restrictions. If the transactions contemplated by this Agreement are not consummated, Seller shall return to Buyer, at Buyer's request, all documents supplied to Seller by Buyer pursuant to the provisions of this Agreement. This covenant shall survive the Closing and shall terminate on the one year anniversary of the Closing Date or the one year anniversary of the termination date of this Agreement.

                                   ARTICLE VI
                               COVENANTS OF BUYER

         6.1 Confidentiality; Return of Documents. Unless and until the transactions contemplated by this Agreement are consummated, Buyer will keep in confidence all proprietary and financial information of Seller and the Company and will not, except to the extent required by law or to the extent any such information is otherwise publicly available, without the prior written consent of the Seller reveal any such financial or proprietary information to any third party other than counsel, accountants or experts retained by Buyer who shall be bound by the same restrictions. If the transactions contemplated by this Agreement are not consummated, Buyer shall return to Seller, at Seller's request, all documents supplied to Buyer by Seller pursuant to the provisions of this Agreement, and Buyer shall continue to be bound to respect its confidentiality undertaking following any termination of this Agreement.

         6.2 Satisfaction of Conditions. Buyer shall take all actions and execute all documents required for the satisfaction, to the extent within the control of Buyer, of the covenants and conditions to Closing set forth in Articles V, VII and VIII.

         6.3 Advice of Changes. Between the date hereof and the Closing Date, Buyer shall advise Seller promptly in writing of any fact of which Buyer becomes aware, which, if known at the date hereof, would have been required to be set forth or disclosed in or pursuant to this Agreement.

         6.4 Conduct. Except as permitted or required hereby or as Seller may otherwise consent in writing, Buyer shall not enter into any transaction, take any action, or fail to take any action, which would result in any of the representations and warranties of Buyer contained in this Agreement not being true and correct at and as of the time immediately after such transaction has been entered into or such event has occurred and on the Closing Date.

         6.5 Approvals, Consents. Buyer shall use its best efforts to obtain in writing prior to the Closing Date all governmental approvals, consents and waivers, required to be obtained by Buyer in order to effectuate the transactions contemplated hereby, and shall deliver to Seller copies thereof.

                                   ARTICLE VII
                       CONDITIONS TO OBLIGATIONS OF BUYER

         The obligation of Buyer to perform its obligations under this Agreement is subject to the satisfaction at or prior to the Closing Date (unless otherwise specifically indicated to the contrary) of the following conditions unless waived by Buyer in its sole discretion.

         7.1 Accuracy of Representations and Warranties. The representations and warranties of Seller contained in this Agreement and the Disclosure Schedule shall be true and accurate in all material respects on the Closing Date, with the same force and effect as if made on such Closing Date, except as affected by transactions required or permitted hereby, and except that any such representation or warranty made as of a specified date (other than the date of this Agreement) shall have been true and accurate in all material respects on and as of such date.

         7.2 Performance of Agreements. Seller shall have performed and complied with all covenants, obligations and agreements to be performed or complied with by them on or before the Closing Date pursuant to this Agreement.

         7.3 Performance of Sale and Purchase Agreement. All obligations of SHW and Hokuriku pursuant to the Sale and Purchase Agreement shall have been performed and fulfilled on or before the Closing Date, except for obligations to pay funds that will be paid pursuant to this Agreement.

         7.4 Seller and SHW's Certificates. Buyer shall have received an accurate certificate of Seller, certifying as to the fulfillment of the matters specified in Sections 7.1, and 7.2 and an accurate certificate of SHW, certifying as to the fulfillment of the matters specified in Section 7.3, each dated as of the relevant Closing Date and in a form and substance satisfactory to Buyer and its counsel.

         7.5 Opinion of Counsel. Buyer shall have received an opinion of counsel for SHW in the form attached hereto as Exhibit D and for the Company in the form attached hereto as Exhibit E.

         7.6  Consents,  Authorizations.  Except as disclosed in the  Disclosure
Schedule, all consents, authorizations, permits, licenses, orders or approvals of, and filings or registrations with and the expiration of all waiting periods imposed by, any third party, including, without limitation, any Federal, state or local commission, board or other regulatory body, lessor, lender, licensor or supplier which are required for or in connection with (a) the execution and delivery of this Agreement by Seller and the consummation of the transactions contemplated hereby, and (b) in order to permit or enable Buyer and the Company to conduct the Winery's business after the Closing as conducted by Seller as of the date hereof shall have been duly obtained or made and shall be in full force and effect.

         7.7 Legislation. No federal, state or local statute, rule or regulation shall have been enacted after the date of this Agreement which prohibits, restricts, delays or materially adversely affects the business of the Company or the consummation of the transactions contemplated by this Agreement or any of the conditions to the consummation of such transactions. No temporary restraining order or injunction shall be in effect, or threatened by a governmental agency, restraining the consummation of the transactions contemplated hereby.

         7.8 Corporate Records. Buyer shall have received copies of the minute books, stock ledgers and financial records of the Company and SHW.

         7.9 Good Standing Certificate. Buyer shall have received certificates dated within ten days before the Closing Date from the Secretary of State of (a) Washington, certifying that SHW and the Company are in good standing under the laws of such jurisdiction and a certified copy of the Articles of Incorporation and all amendments, and (b) each jurisdiction in which SHW and the Company are qualified to do business as a foreign corporation, certifying that SHW and the Company are so qualified and in good standing.

         7.10 Lien Releases. All Encumbrances other than Encumbrances permitted hereunder shall have been released with respect to the Assets.

         7.11 Interim Financials. Buyer shall have received the unaudited balance sheet of the Company as of the month-end immediately preceding the Closing Date (or the prior month-end if the Closing occurs prior to the fifteenth day of a month), and all available related unaudited statements prepared by the Company, but without a LIFO adjustment, which such financial statements shall be deemed Financial Statements for purposes of Section 3.5.

         7.12 Due Diligence Inspection. Buyer shall have completed to its sole and absolute satisfaction the review and inspections described in Section 5.2, and a satisfactory inspection with respect to the operating condition and capacity of the Winery, the Assets and the Real Property.

         7.13  Transfer  Documents.   All  transfer  documents  and  actions  in
connection with such transfers shall be satisfactory in form and substance to Buyer and shall have been received by Buyer.

         7.14 Title Report. Buyer shall have reviewed and approved the Title Report, and shall have received a commitment satisfactory in form to it that at the Closing, the Title Company will issue the Title Policy referred to in
Section 7.15 below.

         7.15 CLTA Owner's Policy. Evidence of title in the Company shall be confirmed by the issuance at the Final Closing by a title company reasonably acceptable to Buyer of its CLTA Owner's Policy of Title Insurance insuring that fee title in the Land is vested in the Company, subject to obligations for local real estate taxes and assessments not yet due or payable; and such other exceptions as may be approved in writing by Buyer (the "Title Policy"). The Title Policy shall include such endorsements as Buyer may reasonably request prior to the Closing Date.

         7.16 No Material Adverse Change. Prior to the Closing, the business of the Company and the condition of the Real Property will not have suffered any material adverse change from the date hereof.

         7.17 Release. Seller shall have provided Buyer with a release of each of Seller, Hokuriku and the sellers of the Winery Stock to Hokuriku of any and all claims against the Company in substantially the form attached as Exhibit F hereto.

         7.18 Resignation of Directors and Officers. Seller shall have caused the Company and SHW to provide resignations for all officers and directors effective on Closing.

                                  ARTICLE VIII
                       CONDITIONS TO OBLIGATIONS OF SELLER

         The obligation of Seller to perform its obligations under this Agreement is subject to the satisfaction at or prior to the Closing Date of the following conditions unless waived by Seller in its sole discretion:

         8.1 Accuracy of Representations and Warranties. The representations and warranties of Buyer contained in this Agreement shall be true and accurate in all material respects on and as of the Closing Date, with the same force and effect as if made on the Closing Date, except as affected by transactions required or permitted hereby, and except that any such representation or warranty made as of a specified date (other than the date of this Agreement) shall have been true and accurate in all material respects on and as of such date.

         8.2 Performance of Agreements. Buyer shall have performed and complied in all material respects with all covenants, obligations and agreements to be performed or complied with by it on or before the Closing Date pursuant to this Agreement, and Buyer shall have executed and delivered all other documents and agreements referred to herein.

         8.3 Officer's Certification. Seller shall have received an accurate certificate, dated the Closing Date, of a duly authorized officer of Buyer, satisfactory in form and substance to Seller and its counsel, certifying as to the fulfillment of the matters specified in Sections 8.1 and 8.2.

                                   ARTICLE IX
                                   TERMINATION

         9.1 Termination. This Agreement may be terminated at any time prior to the Closing Date upon the following terms and conditions:

                  (a) by Buyer, if a condition set forth in Article VII has not been satisfied or if there has been a violation or breach by Seller of any material agreement, representation or warranty of Seller contained in this Agreement, which such failure, violation or breach has not been cured to the reasonable satisfaction of Buyer within fifteen (15) days of written notice to Seller; or

                  (b) by Seller, if there has been a violation or breach by Buyer of any material agreement, representation or warranty of Buyer contained in this Agreement or if a condition set forth in Article VIII has not been satisfied, which such failure, violation or breach has not been cured to the reasonable satisfaction of Seller within fifteen (15) days of written notice to Buyer; or

                  (c) by Seller or Buyer at any time after the later of the Closing Date or any extension thereof as provided in Section 2 or after July 30, 1999 in all events.

In the event of termination of this Agreement and abandonment of the transactions contemplated hereby pursuant to this Section 9.1 prior to the Closing, written notice thereof shall forthwith be given to the other party and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto, except for any promise which expressly survives any termination of this Agreement.

                                    ARTICLE X
                                 INDEMNIFICATION

         10.1 Obligation of Seller to Indemnify. Seller shall indemnify Buyer and hold harmless and, upon Buyer's request, defend Buyer, its affiliates, subsidiaries, directors, officers, employees, agents and assigns of each from and against any claims, demands, causes of action, proceedings, losses, liabilities, damages, deficiencies, interest, penalties, expenses, judgments and costs (including reasonable attorneys', consultants' and accountants' fees and disbursements, court costs, amounts paid in settlement and expenses of investigation) incurred by Buyer (collectively, "Losses") provided, however, that Seller's obligations to indemnify Buyer pursuant to this Section, combined with any claims based on representations or warranties under this Agreement, shall be limited to an aggregate of $125,000, based upon, arising out of or otherwise in respect of:

                  (i) The breach of any representation, warranty, covenant or agreement of Seller contained in this Agreement or in any document or other writing delivered pursuant to this Agreement;

                  (ii) Any liability of Seller for personal injury, real property damage or other loss arising from any act or omission occurring on or prior to the Closing Date related in any way to any product manufactured or distributed by the Winery to the extent that such losses exceed any insurance proceeds actually received by Buyer or the Company or by any party for the benefit of Buyer;

                  (iii) To the extent of Seller's Best Knowledge (x) Hazardous Substances existing on, in or under the Real Property prior to or as of the Closing Date due to the acts or omissions of the Company, Seller or their affiliates, directors, officers, employees, agents, contractors, or invitees ("Preexisting Hazardous Substances"), (y) Preexisting Hazardous Substances which have migrated or migrate at anytime (whether before or after the Closing Date) from the Real Property, and (z) liabilities arising out of or related to Preexisting Hazardous Materials removed from the Real Property after the same have been removed from the Real Property;

                  (iv) To the extent of Seller's Best Knowledge, Compliance with and/or violation or breach of any Environmental Law occurring at anytime (whether before or after the Closing Date) with respect to Preexisting Hazardous Substances; and

                  (v) All taxes imposed on Seller or the Company regardless of when imposed for any period prior to and including the Closing Date, including any taxes arising from either the purchase and sale of the Winery Stock or the Assets to the extent such taxes are not reserved for on the Interim Balance Sheet;

including, without limitation, consequential damages, damages for personal or bodily injury, property damage, damage to natural resources occurring on or off the Real Property, encumbrances, liens, defense costs of any claims (whether or not such claim is ultimately defeated), good faith settlements, losses attributable to the diminution of value or loss of use or use of any portion of the Real Property, and the cost of any reasonable remedial, removal, response, abatement, clean-up, investigative and monitoring costs and any other reasonable related costs and expenses, whether or not such Losses are known or unknown as of the date of this Agreement, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable. Any action taken or expense incurred by Buyer at the direction of any governmental authority shall be deemed reasonable for purposes of this Section 10.1.

         10.2 Obligation of Buyer to Indemnify. Buyer shall indemnify, defend and hold harmless Seller and his spouse, its partners, employees, agents and assigns of each from and against any Losses (as the term "Losses" is defined in
Section 10.1 above), provided, however, that Buyer's obligations to indemnify Seller pursuant to this Section shall be limited to an aggregate of $100,000, based upon, arising out of or otherwise in respect of (i) a breach of any representation, warranty, covenant or agreement of Buyer contained in this Agreement or in any document or other papers delivered pursuant to this Agreement, or (ii) any liability for personal injury, property damage or other loss arising from any act, or omission of Buyer or its agents in connection with the operation of the Winery after the Closing (including acts or omissions by Buyer after Closing with respect to violation of environmental laws), and its due diligence investigation pursuant to Section 5.2 (Access to Property and Records) including, without limitation, consequential damages, damages for personal or bodily injury, property damage, damage to natural resources occurring on or off the Real Property, encumbrances, liens, defense costs of any claims (whether or not such claim is ultimately defeated), good faith settlements, losses attributable to the diminution of value or loss of use or use of any portion of the Real Property, and the cost of any reasonable remedial, removal, response, abatement, clean-up, investigative and monitoring costs and any other reasonable related costs and expenses, whether or not such Losses are known or unknown as of the date of this Agreement, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable. Any action taken or expense incurred by Seller at the direction of any governmental authority shall be deemed reasonable for purposes of this Section 10.2.

         10.3 Claims. If any party (the "Indemnitee") receives notice of circumstances that would give rise to a claim by such party or notice of any claim or the commencement of any action or proceeding with respect to which any other party (or parties) is obligated to provide indemnification (the "Indemnifying Party") pursuant to Section 10.1 or 10.2 (a "Claim"), the Indemnitee shall promptly give the Indemnifying Party notice thereof. Within 30 days after such notice, the Indemnifying Party will notify the Indemnitee whether it irrevocably elects to make payment of the amount claimed or, with respect to third party claims, to contest such claim by appropriate legal proceedings. The failure of the Indemnifying Party to notify the Indemnitee of its intention within such 30 days shall constitute an irrevocable election by them that it will pay the amount claimed. Any defense of a claim shall be conducted by counsel of good standing chosen by Indemnitee and satisfactory to Indemnifying Party. Such defense shall be conducted at the expense of Indemnifying Party, except that if any proceeding involves both claims against which indemnity is granted hereunder and other claims for which indemnification is not granted hereunder, the expenses of defending against such claims shall be borne by the Indemnifying Party and the Indemnitee in respective proportions to the dollar amount of the claims for which they may be liable based on the aggregate dollar amount of the claims.

         This indemnification obligations of the parties under this Article X shall survive the Closing and shall expire one (1) year after the Closing Date.

                                   ARTICLE XI
                                  MISCELLANEOUS

         11.1 Expenses. All fees, costs and expenses incurred by a party in connection with, relating to or arising out of the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, legal and accounting fees and expenses, shall be borne by such party unless this Agreement terminates due to a breach by the other party in which case the breaching party (in addition to any liquidated damages to be paid by such party) shall reimburse the non-breaching party for all of such expenses, provided, however, that the Company shall bear any expenses incurred by Seller in connection with completing the transactions contemplated by the Sale and Purchase Agreement described in
Section 2.2, and may, in its discretion, bear any or all such costs and expenses of SHW.

         11.2 Binding Effect. This Agreement shall not be assignable by either Buyer or Seller without the prior written consent of the other, except that without relieving Buyer of any of its obligations under this Agreement, Buyer may assign this Agreement to an entity which is under common control with Buyer. Subject to the foregoing, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors, heirs, legal representatives, and assigns of the parties hereto. This Agreement constitutes an agreement among the parties hereto and none of the agreements, covenants, representations or warranties contained herein shall be for the benefit of any third party not a party to this Agreement.

         11.3 Entire Agreement; Amendments. This Agreement (including the Disclosure Schedules and Exhibits attached hereto and the ancillary agreements referred to herein), and the other writings referred to herein or delivered pursuant hereto contain the entire understanding of the parties with respect to its subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof. This Agreement may be amended only by a written instrument duly executed by the parties, and any condition to a party's obligations hereunder may only be waived in writing by such party. Whenever the term "including" is used in this document, it shall be deemed to mean including without limitation the matters following thereafter.

         11.4 Headings. The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         11.5 Notices. The terms "Notice" and "Notify" means all notices, claims, certificates, requests, demands and other communications hereunder which shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail, return receipt requested and postage prepaid, or sent by facsimile to the parties at the addresses and facsimile numbers set forth on Exhibit G hereto, provided that if a party has a facsimile terminal, Notice must include facsimile transmission.

Notice or other communication shall be deemed to have been given on the date of receipt.

         11.6 Publicity. The parties agree that, except as otherwise required by law, the issuance of any reports, statements or releases pertaining to this Agreement or the transactions contemplated hereby prior to Closing is subject to mutual consent.

         11.7 Counterparts. This Agreement may be executed in counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         11.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California

         11.9 Waivers. Any provision of this Agreement may be waived only by a written instrument executed by the party to be charged with such waiver. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

         11.10 Attorneys' Fees. If there is any litigation or arbitration between the parties related to this Agreement or the transactions contemplated by this Agreement, the prevailing party shall be entitled to recover all reasonable costs and expenses (including, without limitation, reasonable attorneys', accountants' and other professional fees and expenses).

         11.11 Arbitration of Disputes. Any dispute arising from, or relating to, this Agreement shall be resolved at the request of either party through binding arbitration. Within 14 business days after demand for arbitration has been made by either party, the parties, and/or their counsel, shall meet to discuss the issues involved, to discuss a suitable arbitrator and arbitration procedure, and to agree on arbitration rules particularly tailored to the matter in dispute, with a view to the dispute's prompt, efficient, and just resolution. Upon the failure of the parties to agree upon arbitration rules and procedures within a reasonable time (not longer than thirty (30) days from the demand), the Commercial Arbitration Rules of the American Arbitration Association shall be applicable. Likewise, upon the failure of the parties to agree upon an arbitrator within a reasonable time (not longer than thirty (30) days from the demand), there shall be a panel comprised of one (1) arbitrator, to be appointed by the American Arbitration Association. At least thirty (30) days before the arbitration hearing, the parties shall allow each other reasonable written discovery including the inspection and copying of documents and other tangible items relevant to the issues which are to be presented at the arbitration hearing. The arbitrator shall be empowered to decide any disputes regarding the scope of discovery. Fees for the arbitrator shall be divided equally between the parties, and the parties will be individually responsible for the payment of the fees. The prevailing party in any arbitration, proceeding or legal action arising out of, or in connection with, this Agreement shall be entitled to recover its reasonable attorneys' fees and costs incurred in connection with such arbitration, proceeding or legal action. The arbitrator shall determine who the prevailing party is for this purpose.

         The award rendered by the arbitrator shall be final and binding upon both parties. The arbitration shall be conducted in San Francisco, California. The California State Superior Court located in San Francisco, California shall have exclusive jurisdiction over disputes between the parties in connection with such arbitration and the enforcement thereof. The parties consent to the jurisdiction and venue of the California State Superior Court located in San Francisco, California. Notwithstanding the fact that the parties have agreed to have any disputes arising from, or related to, this Agreement resolved by binding arbitration, such arbitration provision shall not prevent the parties from seeking ancillary or equitable relief in connection therewith from the California State Superior Court, including lis pendens and specific performance.

         "NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE `ARBITRATION OF
         DISPUTES' PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE `ARBITRATION OF DISPUTES' PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION

         AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY."


BUYER: ___________________________            SELLER: __________________________

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered on the date first above written.

Buyer:                                      CHALONE WINE GROUP LTD.,
------                                      a California corporation



                                            By:  /s/ Thomas B. Selfridge
                                                 --------------------------

                                                 --------------------------

                                            Its: President & CEO
                                                 --------------------------




SELLER:                                          /s/ Peter Ansdell
-------                                          --------------------------
                                                 PETER ANSDELL



SHW:                                        SHW EQUITY CO.,
----                                        a Washington corporation



                                            By:  /s/ Peter Ansdell
                                                 --------------------------
                                                 Peter Ansdell
                                            Its: President

                              SCHEDULE OF EXHIBITS


Exhibit A        The Land
Exhibit B        Disclosure Schedule
Exhibit C        Financial Statements
Exhibit D        Opinion of Counsel of SHW
Exhibit E        Opinion of Counsel of the Company
Exhibit F        Release of Seller, Hokuriku and the sellers of the Winery Stock to Hokuriku
Exhibit G        Notices


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


                                    Exhibit G

                                     Notices



If to the Company or Seller to:             Peter Ansdell
                                            71 Gangl Road
                                            Wapato, WA 98951

         With a copy to:                    R. Corbin Houchins
                                            701 Fifth Avenue, Suite 3600
                                            Seattle, WA 98104-7081

If to Buyer to:                             Tom Selfridge
                                            Chalone Wine Group, Ltd.
                                            621 Airpark Road
                                            Napa, CA 94558-6272
                                            Telephone:  707-254-4200
                                            Facsimile:  707-254-4204

         With a copy to:                    Daniel E. Cohn, Esq.
                                            Farella Braun & Martel LLP
                                            235 Montgomery Street, Suite 3000
                                            San Francisco, CA  94104
                                            Telephone:   415-954-4400
                                            Facsimile:   415-954-4480

                                       29